Exhibit s

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, NATIONAL RETAIL FUND I, NATIONAL RETAIL FUND II and NATIONAL RETAIL FUND III, each a business trust organized under the laws of the State of Delaware (hereinafter referred to as the "Trusts"), periodically file amendments to their Registration Statements with the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, as amended; and

WHEREAS, the undersigned are the Trustees and Officers of each Trust;

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Andrew Rogers, Emile R. Molineaux, Michael J. Wagner and Margaret Sheehan, as attorneys in his name, place and stead, and in their office and capacities in the Trusts, to execute and file any Amendment or Amendments to each Trust's Registration Statement, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 1st day of August, 2008.

/s/ Charles Schliebs Charles Schliebs Independent Trustee	/s/ John Christie-Searles John Christie-Searles Independent Trustee	/s/ Andrew Rogers Andrew Rogers Interested Trustee, Treasurer
/s/ J. Patrick Kearns J. Patrick Kearns President	/s/ Michael J. Wagner Michael J. Wagner Chief Compliance Officer	/s/ Emile R. Molineaux Emile R. Molineaux Secretary

STATE OF NEW YORK)

COUNTY OF SUFFOLK)

Before me, a Notary Public, in and for said county and state, personally appeared on August 1, 2008, known to me to be the person described in and who executed the foregoing instrument, and who acknowledged to me that he executed and delivered the same for the purposes therein expressed.

WITNESS my hand and official seal this 1st day of August, 2008.

            Robert Dillion

Notary Public

My commission expires: December 24, 2011